EXHIBIT 99.1

OMB Number: 3235-0569
Expires: January 31, 2003

Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Thomas C. Tiller, the Principal Executive Officer of Polaris Industries Inc., state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of Polaris Industries Inc., and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with the Company’s audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the year ended December 31, 2001 of Polaris Industries Inc.;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Polaris Industries Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this 5th day of August 2002.

/s/ Thomas C. Tiller Thomas C. Tiller	/s/ Janet E. Klis Notary Public

My Commission Expires:

August 5, 2002 Date
1-31-2005